Exhibit 10.3

May 7, 2024

Agnieszka Zakowicz

Delivered via email

Dear Agnieszka:

We are pleased to continue your employment with Vroom, Inc. (“Vroom”) by entering into the terms of this employment letter (this “Employment Letter”). This Employment Letter shall supersede the terms and conditions of that certain offer letter previously entered into between you and Vroom, dated as of January 29, 2019 (the “Prior Letter”).

Position: Chief Financial Officer and Treasurer, reporting directly to the Chief Executive Officer of Vroom.

Transition Date: Effective May 17, 2024, you will commence employment as Chief Financial Officer and Treasurer of Vroom pursuant to the terms of this Employment Letter and, in that capacity, you will continue to be the principal accounting officer of Vroom.

Location: You will primarily work remotely, subject to appropriate business travel.

Duties: You agree to devote your reasonable best efforts and all of your active business time and attention (except for permitted vacation periods) to the business and affairs of Vroom and any entities from time to time directly or indirectly owned or controlled by Vroom (each an “Affiliate,” or collectively, the “Affiliates”). If so requested by Vroom, you shall serve as an officer, director or manager of Vroom’s Affiliates. During your employment, you will not engage in any material outside business activity without the prior written approval of the Chief Executive Officer (not to be unreasonably withheld). The foregoing restrictions shall not limit or prohibit you from engaging in passive investments or community, charitable and social activities, in each case, not interfering with your performance and obligations hereunder.

Compensation: Your gross annual base salary shall be $375,000, payable bi-weekly on Fridays or otherwise in accordance with Vroom’s payroll practices as in effect from time to time. Your role is currently classified as exempt. Therefore, you are exempt from the overtime provisions of the Fair Labor Standards Act (FLSA). Your annual base salary will be reviewed by the Compensation Committee of the Board on an annual basis, beginning in 2025.

Annual Incentive: You shall be entitled to participate in Vroom’s annual incentive bonus plan. This plan is based upon Vroom’s achievement of its business plan, as well as your success against personal performance goals.

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Your annual target bonus is 50% of your gross annual base salary actually paid with respect to the given year, prorated for partial years of service.
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Payments in respect of annual bonuses are generally made on or before the end of the first quarter following the relevant performance year. Except as set forth in the Executive Severance Plan, no part of any bonus will be paid to you unless you are actively employed by Vroom on the date the bonus is to be paid.
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The details of the bonus plan will be governed and outlined in a plan document that will be provided to you.

Prior Payments and Equity:

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RSU Awards. Notwithstanding anything herein to the contrary, your RSU awards shall remain outstanding in accordance with their existing terms and conditions, including those terms set forth in the Vroom 2020 Incentive Award Plan (as in effect from time to time, the “Plan”), the associated award agreements and your letter agreement with the Company dated as of March 11, 2024.

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Options Awards. Your Incentive Stock Option awards shall remain outstanding in accordance with their existing terms and conditions, including those terms set forth in the Vroom 2020 Incentive Award Plan (as in effect from time to time, the “Plan”) and the associated award agreements.

Equity Awards: Subject to your continued employment with Vroom through the applicable grant date, commencing in 2024, you shall be entitled to participate in an annual grant process along with other senior executives of Vroom. Such grants are generally expected to be made in March of each year, subject to the approval of the Board or its Compensation Committee, provided that the Board or its Compensation Committee may modify Vroom’s annual grant process at any time and for any reason in their sole discretion.

Benefits: You shall continue to be entitled to participate in Vroom’s comprehensive benefits package and retirement plan. For details on eligibility and our full benefits offering, please review our benefits handouts which have been provided to you. You also shall continue to be the beneficiary of a company-paid officers and directors liability insurance policy and tail on terms consistent with those applicable to other senior executives of Vroom.

Business Expenses: Vroom shall pay or reimburse you for all reasonable business expenses incurred by you in performing services under this Employment Letter in accordance with policies then in effect.

Severance: You shall continue to be designated as a participant in the Executive Severance Plan. In the event of your termination of employment with Vroom, except as explicitly provided herein, your severance benefits (if any) shall be determined in accordance with the terms of the Executive Severance Plan (or any successor plan), as in effect on the date of your termination, including, without limitation Section 7 thereof.

Time Off: You will continue to be entitled to participate in Vroom’s comprehensive Paid Time Off Policy (“PTO Policy”), including holidays, twenty (20) days of PTO annually, and five (5) days of sick leave annually. Please review Vroom’s PTO Policy for complete details.

Non-Disparagement: You agree that you shall not, during or after your employment with Vroom, disparage Vroom or any of its Affiliates or any of their respective products, services, operations or practices, or any of their respective directors, officers, advisors, operating partners, employees, agents, representatives, or equity holders, either orally or in writing, at any time; provided that you may (i) confer in confidence with your legal representatives, (ii) make truthful statements as required by law, and (iii) rebut false or misleading statements about you. Vroom shall not, and shall cause its executive officers and directors not to, disparage you, during or after your employment with Vroom; provided, that Vroom’s executive officers and directors may (i) confer in confidence with their respective legal representatives, (ii) make truthful statements as required by law, and (iii) rebut false or misleading statements about Vroom or any of its Affiliates.

Acknowledgements; Representations: Notwithstanding anything herein to the contrary, you acknowledge and agree that your Proprietary Information and Inventions Assignment Agreement (the “Vroom PIIA”) shall remain in full force and effect. In addition, you acknowledge and agree that you will continue to comply with Vroom’s policies, including, without limitation, the policies set forth in Vroom’s Employee Handbook, which may be updated from time to time (“Policies”). With your signature below, you represent that: (a) your execution, delivery and performance of this Employment Letter does not and shall not conflict with, breach or violate any agreement to which you are a party or any judgment to which you are subject and (b) upon the execution and delivery of this Employment Letter, this Employment Letter will be a binding obligation in respect of your employment with Vroom, enforceable in accordance with its terms.

Indemnification; D&O. You shall continue to be covered by your indemnification agreement, as well as the indemnification, advancement and other provisions as set forth in the bylaws, articles of incorporation and other governing documents In addition, Vroom shall maintain Directors and Officers (D&O) liability insurance covering you under Vroom’s D&O coverage and other insurance coverage and no such indemnification, advancement or D&O provisions shall be amended or altered in any manner adverse to you without your consent (not to be unreasonably withheld).

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Complete Agreement: Except as expressly set forth herein, this Employment Letter, those documents and policies expressly referred to herein) constitute the entire agreement between you and Vroom and supersede any prior understandings and agreements by or between you and Vroom, whether written or oral, related in any way to the subject matter of this Employment Letter.

Successors and Assigns: This Employment Letter shall be binding on, and shall inure to the benefit of, you and Vroom and your respective heirs, legal representatives, successors and permitted assigns. You may not assign, transfer or delegate your rights or obligations hereunder and any attempt to do so shall be void.

Withholding of Taxes: Vroom may deduct and withhold from the compensation payable to you hereunder or otherwise any and all applicable federal, state, and local income and employment withholding taxes and any other authorized amounts or amounts required to be deducted or withheld by Vroom under applicable law.

Governing Law: This Employment Letter shall in all respects be subject to, and governed by, the laws of the State of New York without regard to the principles of conflict of laws.

Amendment and Waiver: The provisions of this Employment Letter may be amended and waived only with the prior written consent of you and Vroom, and no course of conduct or failure or delay in enforcing the provisions of this Employment Letter shall affect the enforceability of this Employment Letter or any provision hereof.

Counterparts: This Employment Letter may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Code Section 409A: This Employment Letter is intended to be interpreted and operated so that the payments and benefits set forth herein shall either be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). In no event shall Vroom be liable for any taxes, penalties or interest which may be imposed upon you pursuant to Section 409A. You hereby agree that no representations have been made to you relating to the tax treatment of any payment pursuant to this Employment Letter. To the extent required to comply with the provisions of Section 409A, (a) no reimbursement of expenses incurred by you during any taxable year shall be made after the last day of the following taxable year, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, to you in any other taxable year, and (c) the right to reimbursement of such expenses shall not be subject to liquidation or exchange for another benefit.

WAIVER OF JURY TRIAL: NO PARTY TO THIS EMPLOYMENT LETTER OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS EMPLOYMENT LETTER. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS UNDER THIS HEADING HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.

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Exhibit 10.3

To accept the terms of this Employment Letter, please complete, sign and scan the attached signature page. If you have any questions, do not hesitate to call. We look forward to continuing our relationship as we help drive Vroom’s growth!

Sincerely,

__________________________________ ___________________________________

Tom Shortt | Vroom Date

Chief Executive Officer

Exhibit 10.3

I accept the terms of employment and agree to the provisions stated in this letter. I acknowledge that, except as expressly set forth in this Employment Letter, this Employment Letter, together with the Executive Severance Plan, the Vroom PIIA and Policies, constitute the entire agreement between Vroom and me and supersedes all prior verbal or written agreements, arrangements or understandings pertaining to my employment. I understand that I am employed at-will and that my employment can be terminated at any time, with or without Cause, at the option of either Vroom or me, but subject to the terms of this letter and the Executive Severance Plan (as modified herein).

I UNDERSTAND THAT THIS EMPLOYMENT LETTER AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

_____________________________________ _____________________________________

Agnieszka Zakowicz Date